Filed Pursuant to Rule 424(b)(3)
File Number 333-124806

PROSPECTUS SUPPLEMENT NO. 4
to Prospectus declared
effective on August 18, 2005
(Registration No. 333-124806)

BULLION RIVER GOLD CORP.

This Prospectus Supplement No. 4 supplements our Prospectus dated August 18, 2005, Prospectus Supplement No. 1 dated August 19, 2005, Prospectus Supplement No. 2 dated December 1, 2005 and Prospectus Supplement No. 3 dated December 16, 2005. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 4 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2 and Prospectus Supplement No. 3.

This Prospectus Supplement includes the attached Amendment No. 1 Current Report on Form 8-K/A of Bullion River Gold Corp. dated December 20, 2005, as filed by us with the Securities and Exchange Commission.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “BLRV.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is December 20, 2005.